UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 8, 2010

POTOMAC ELECTRIC POWER COMPANY
(Exact name of registrant as specified in its charter)

District of Columbia and Virginia	001-01072	53-0127880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Ninth Street, N.W., Washington, DC	20068
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(202) 872-3526

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Potomac Electric Power Company
Form 8-K

Item 8.01	Other Events

On January 8, 2010, Pepco Holdings, Inc. (“PHI”), on behalf of its subsidiaries, Potomac Electric Power Company (“Pepco”) and Delmarva Power & Light Company (“DPL”) (Pepco and DPL are referred to herein as “the Applicants”), filed a request with the Maryland Public Service Commission (“MDPSC”) to suspend the procedural schedule until June 2010 in the Applicants’ pending proceeding before the MDPSC for approval of the Mid-Atlantic Power Pathway (“MAPP”), a 150-mile 500 kilovolt interstate transmission project to be constructed from the Possum Point substation in northern Virginia, to the Indian River substation on the Delaware Peninsula.

The Applicants’ request to suspend the procedural schedule until June 2010 is based on recent developments with regard to another planned high voltage interstate transmission project, the Potomac-Appalachian Transmission Highline (“PATH”), where a number of sensitivity analyses performed by PJM Interconnection, LLC (“PJM”), the regional grid operator, determined that the PATH project may not be needed in 2014 to address North American Electric Reliability Corporation reliability standards, and that PJM would re-evaluate this issue in additional studies to be completed in June 2010.

PJM has scheduled an in-service date of 2014 for MAPP.  However, studies conducted by PJM for MAPP, to date, rely on the assumption that the PATH transmission line would be in service in 2014.  The possible change in this underlying assumption necessitates that a full and comprehensive analysis be performed by PJM and the Applicants to determine the impact on MAPP, and it is anticipated that these studies will be completed by PJM by June 2010.  For these reasons, the Applicants have requested suspension of the current procedural schedule, under which evidentiary hearings to determine the need for the line were scheduled to begin on March 1, 2010, and have also requested that a revised procedural schedule be established in June 2010.

The 2010 capital expenditures for the Power Delivery segment related to MAPP, as presented in PHI’s Form 10-Q for the quarter ended September 30, 2009, are $136 million.  Based on the request to suspend the procedural schedule discussed above, PHI now expects the 2010 capital expenditures related to MAPP to be $24 million.  Of this amount, $8 million is attributable to Pepco and $16 million is attributable to DPL.  The total capital expenditures incurred through 2009 for MAPP are approximately $36 million, including approximately $30 million incurred in 2009 (of which $22 million was incurred by Pepco and $8 million was incurred by DPL).  The order received by the Applicants from the Federal Energy Regulatory Commission dated October 31, 2008, allows for recovery of construction work in progress.  The total cost of MAPP remains an estimated $1.2 billion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POTOMAC ELECTRIC POWER COMPANY

Date:	January 8, 2010	/s/ A. J. KAMERICK
Name: Anthony J. Kamerick Title: Senior Vice President and Chief Financial Officer